SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                         March 18, 2005 (March 17, 2005)


                                  EQUITEX, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-12374                      84-0905189
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission                 (I.R.S. Employer
   of incorporation)                File Number)             Identification No.)


                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940


                   -------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

ITEM 8.01         OTHER EVENTS.

         On March 17, 2005, Equitex, Inc. (the "Company") and Michael S. Casazza, a director of the Company, mutually rescinded two conversions of director's fees, payable by the Company to Mr. Casazza, into shares of the Company's common stock. The conversions were effected on November 22, 2004 and February 2, 2005 for 2,500 and 794 shares of common stock, respectively. The director's fees which had been owed as of such dates were $6,450 and $2,549, respectively. As a result of the rescission of the transactions, the Company anticipates paying such fees in cash.

         The share figures above are adjusted to reflect shares of the Company's common stock after giving effect to the one-for-six stock combination (i.e., reverse stock split) effective for shareholders of record on January 24, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EQUITEX, INC.



Date: March 18, 2005                 By:/s/ Thomas B. Olson
                                        ---------------------------------
                                        Thomas B. Olson, Secretary